SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported)      August 9, 2005

ZAP

(Exact name of Registrant as specified in its charter)

California	0-303000	94-3210624
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

501 Fourth Street
Santa Rosa, CA, 95401
(Address of principal executive offices)

(707) 525-8658
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	APPOINTMENTS AND DEPARTURE OF DIRECTORS.

On July 29, 2005, ZAP appointed Matthias Heinze and Virginia Medeiros to the Board of Directors. At the same time, the Company accepted the resignation of Gerald Gallagher as a director. Mr. Gallagher left for personal reasons and has no disputes with the Company.

Mr. Heinze is currently a Director of Technology for TUV, a major U.S.-German corporation. For the past twenty years he has been responsible for the growth of the quality, medical, product safety and telecommunications for the Industrial Machinery and Pressure Equipment divisions at TUV. Mr. Heinze has over twenty years of experience in the safety industry and holds Engineering Degrees from FH Hamburg and FH Jena in Germany.

Ms. Medeiros is an entrepreneur as well as a veteran in automotive dealership management. She has over twenty years experience in automotive dealership sales, marketing and finance. Ms. Medeiros left auto sales five years ago to launch her own business which resulted in the development , patenting and trade marking of the Flawless Tanning System. This system is currently being distributed to exclusive spas and resorts.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

August 9, 2005

ZAP

BY:

/s/   Steven Schneider

Steven Schneider, Chief Executive Officer